ADDENDUM TO SERVICES AGREEMENT NO. 1922

SERVICES AGREEMENT DATED AS OF July 1, 2004

Reference is made to the Services Agreement (the "Agreement") between BISYS Information Solutions L.P. ("BISYS") and Greater Buffalo Savings Bank ("Client") effective as of July 1, 2004, to which this Addendum to Services Agreement No. 1922 (this "Addendum") is attached and made a part. The Agreement shall supersede and replace the prior Services Agreement between BISYS, Inc. and Client executed by Client on June 9, 1999 (the "Prior Services Agreement"), including any addenda thereto other than any addendum commonly referred to as either an "Additional Services Agreement" or "Additional Services Addendum" (individually, an "ASA"). Any and all such ASAs shall continue in full force and effect and all references to the Prior Services Agreement contained in any ASA shall mean the Agreement. Except as expressly amended and supplemented hereby, all terms defined in the Agreement shall have the same meanings when used herein.

The Agreement is hereby amended and supplemented as follows:

1.	Except as expressly amended and supplemented hereby, all terms defined in the Agreement shall have the same meanings when used herein.

2.	Charges.

	2.1	Paragraph 3 of the Agreement is amended by inserting the following new Paragraphs after Paragraph 3(D):

		"E.	For purposes of this Agreement, the following definitions shall apply:

(1)      "Exhibit A Services" shall mean the Services identified on attached Exhibit A. The parties agree that included in the definition of Exhibit A Services are Client usage of any features associated with the Services listed on the Standard Services portion of Exhibit A which features are in existence and available to Client as of the date of this Addendum. Neither features, nor Services, listed on the Price Lists as of the date hereof, but not set forth on Exhibit A shall be deemed to be part of the Exhibit A Services, and such other Services and/or features shall be billed to Client in accordance with the provisions of Paragraph G below. The parties also agree that Exhibit A Services are recurring Services and do not include any installation charges, training charges, one-time license fees or any other one-time charges.

(2) "Client Accounts" shall include all open and closed deposit and loan accounts on the BISYS System.

(3) "One Year Period" shall mean each twelve (12) calendar month period commencing the first day of the first full calendar month following the Commencement Date and annually thereafter during the Initial Period, and the indication as to which twelve (12) month period is being referenced will be with the addition of an ordinal number preceding the term One Year

Period, e.g., First One Year Period, Second One Year Period, etc.

F.

Notwithstanding the first sentence of Paragraph 3(B), the charges for any and all Client usage of the Services set forth on Exhibit A (the "Exhibit A Services") shall be a combined monthly charge (the "Combined Monthly Charge"), as set forth below.

	(1)	The initial Combined Monthly Charge for the First and Second One Year Periods shall be $9,000.00 for up to 45,000 Client Accounts.

	(2)	At the end of the Second One Year Period and each subsequent One Year Period, BISYS will determine the number of Client Accounts on the BISYS System (the "Year End Accounts"). The Combined Monthly Charge at the beginning of the Third One Year Period shall be calculated as (x) $9,000.00 plus (y) the number of Year End Accounts in excess of 45,000 times the Per Account Fee of $0.25 (which may change pursuant to Paragraph 3(B)):

	(3)	The Combined Monthly Charge will be adjusted at any time during a One Year Period, if Client acquires any additional assets, liabilities or serviced accounts from a financial organization (the "Acquired Accounts"). Commencing on the first day of the fourth month following the conversion of the Acquired Accounts to the BISYS System, BISYS will add the number of Acquired Accounts to the most current number of Client Accounts and adjust the Combined Monthly Charge to reflect the higher number of Client Accounts on the BISYS System.

	(4)	Notwithstanding Subparagraph (1) above, the $9000.00 limitation on the Combined Monthly Charge is exclusive of charges relating to third-party services such as EFT/ATM and pass-through charges.

G.	In addition to the Combined Monthly Charge, Client will pay BISYS each month for:

	(1)	All usage of Services not set forth on Exhibit A; and

	(2)	All pass-through charges, including but not limited to telecommunication charges, courier charges and postage charges.

H.	License fees and terminal connection fees associated with the Oracle product shall be reduced to $20 per workstation during the Initial Term. During any renewal period, such fees will no longer be subject to such reduction, provided that BISYS agrees that the amounts to be charged to Client for such fees shall not exceed 80% of the amounts set forth in the then-current BISYS Price List (determined at the time the renewal period is commenced)."

I.	BISYS agrees that any increase in the charges to Client for Standard or

Special Services will be limited in the aggregate to 10% per year.

2.2	Processing Credit. In the event Client executes ASAs for BISYS' Cview CRM, Intervoice VRU, and Treev Document Management products, in addition to the Loan Portfolio Participations Module, and Signature Scan products, BISYS agrees to grant Client service/processing credits ("Processing Credits") in the amount of $175,000.00, which amount may be applied toward service and processing charges and other direct BISYS charges on Client's Monthly Invoices until all Processing Credits have been applied and the remaining amount of Processing Credits has been reduced to zero Dollars ($0.00). In the event the Agreement is terminated or Client elects to migrate to in-house processing or otherwise deconverts from the BISYS System prior to the end of the Initial Period (as may be extended herein), effective as of the date notice of termination or deconversion is given:

(a) if any Processing Credits remain unapplied, then the amount of such remaining unapplied Processing Credits shall not be available for application by Client and the grant by BISYS of any such remaining unapplied Processing Credits shall be deemed revoked; and
(b) if all or a portion of the Processing Credits have been applied, then Client shall repay to BISYS a pro rata amount equal to: (a) the Processing Credits which have been applied, divided by the number of calendar months from the date the Processing Credit is granted to the end of the Initial Period; multiplied by (b) the total number of calendar months in the Initial Period minus the number of months in which Processing Credits were applied.

Processing Credits may not be used toward electronic banking or Internet banking services, and in no event shall any portion of the Processing Credit be used to offset pass-through, hardware, or installation charges.

2.3	Showcase Credit. Client agrees to assist BISYS in the growth of BISYS by acting as a "Showcase" site for prospective BISYS clients. BISYS will grant Client a credit in the amount of $500 (up to a maximum monthly credit of $1,000) for each "Showcase" visit by a prospective BISYS client. In consideration of such credit, Client will, upon reasonable advance notice, provide appropriate access to its equipment and processes used to employ the BISYS System and appropriate support to BISYS in the sales and marketing of its products and services in connection with any "Showcase" visits.

2.4	ATM Batch Processing Discount. During the Initial Period BISYS agrees to grant Client a discount of 50% off BISYS' ATM Batch Processing charges as set forth in the Price List (which charges may change from time to time). In the event Client deconverts from the BISYS System, such discount shall no longer be effective from and after the date on which Client gives notice of termination or deconversion.

2.5	Acquisition of Client. Notwithstanding anything to the contrary set forth in Paragraph 2 of the Agreement, if Client is acquired by or merged into (and is not the surviving entity) a financial organization which does not have a valid Services Agreement with BISYS (a "Change in Control"); and (b) within twelve (12) months of such Change in Control, Client is required to convert to a data processing system other than the BISYS System, Client shall have the option during the first twelve (12) months following the formal public announcement of such Change in Control to terminate this Agreement by giving BISYS at least 270 days' prior written notice. Such termination shall be effective provided that:

	(a)	Client pays BISYS for all Services in accordance with the terms of this Agreement and Addendum through the effective date of termination, including all third party and pass-through charges; and

	(b)	Client pays for all Deconversion assistance in accordance with Paragraph 8(B) of the Agreement; and

	(c)	Client pays BISYS an early termination fee equal to the aggregate amount of the six (6) monthly invoices preceding the effective date of termination plus an amount representing any discounts extended to BISYS during the Initial Period.

	(d)	All payments must be made prior to delivery of Client Files."

	2.6	Amendments to Paragraph 3.

	2.6.1	Clause (iv) of Paragraph 3.A. of the Agreement shall be amended by adding the following parenthetical after the words, ", Client shall pay a minimum monthly charge", which shall read as follows: "(which minimum monthly charge shall be the aggregate of all charges invoiced to Client, i.e. BISYS charges, third party charges and network charges)".

	2.6.2	Clause (iv) of Paragraph 3.A. of the Agreement shall be amended by deleting such clause in its entirety and inserting, in lieu thereof, the following: "(iv) 80% of the monthly average of all charges invoiced to Client (excluding one-time charges related to new product installation) over the three (3) month period immediately preceding any deconversion by Client if Client deconverts from the BISYS System.

3.	Performance Standards.

	3.1	Downtime. For purposes of this Agreement, "Downtime" shall mean any general on-line services interruption (except for interruption due to reasons beyond BISYS' reasonable control, including without limitation, destruction of equipment, communication line failure, fire, acts of God, or acts of governmental or judicial authority) caused by failure of the Data Center's computers, programs or operators to sustain continuous availability of on-line processing during On-Line Hours. BISYS' Data Center will log and report Downtime providing appropriate analytical reports to Client for each calendar month. Client reserves the right to reconcile such reports with Client's own records of Downtime and correct any errors. Downtime results will be tabulated daily and averaged for the calendar month.

	(a)	For every percentage of Downtime in excess of two (2) percentage points (as a percentage of total On-Line Hours), during a period of time measured on a rolling three (3) month average, BISYS will deduct one percent (1%) of the actual charges for the Services paid by Client to BISYS for the measured month to a maximum of five percent (5%). Application of this credit will be made the following month.

	(b)	If BISYS experiences Downtime in excess of five (5) percentage points per month during any two consecutive calendar months, Client shall have the option to terminate this Agreement prior to the end of the Initial Period upon at least 180 days prior written notice to BISYS and such termination shall be effective, provided that:

		(i)	Client shall pay BISYS for all Services provided to Client on the terms provided in this Addendum, including pass-through charges, through the effective termination date (excluding any early termination charges); and

		(ii)	Client shall pay BISYS for all Deconversion assistance in accordance with Paragraph 9(B) of the Agreement; and

		(iii)	All payments must be made prior to the delivery of Client Files.

3.2	Report Delivery. Provided that Client has installed a BISYS approved network configuration, if at least ninety percent (90%) of the individual daily reports are not stored on Client's print server by 10:00 A.M. Eastern Time on the business day immediately following the day as to which such reports relate on at least ninety percent (90%) of the business days during any calendar quarter, then the charges for the Services otherwise payable by Client to BISYS under this Agreement for such calendar quarter shall be reduced by five percent (5%) and applied as a credit against charges for the month following such calendar quarter. BISYS agrees to use all reasonable efforts to provide correct report data so as to prevent double posting. BISYS agrees to monitor Service Incidents related to production performance. Service Incidents are defined as a single occurrence of:

		S	Reprint/Rerun (due solely to BISYS' error), i.e., double posting, incorrect data, omission, etc.

		S	Fiche production error
		S	Report misroute (due solely to BISYS' error)
		S	Work request delay (based on mutually agreed upon delivery date)

		S	Service Incident mutually agreed upon in writing signed by BISYS and Client

	(a)	If during any two (2) consecutive calendar month period, the number of separate Service Incidents exceeds four (4), then Client shall have the option to terminate this Agreement prior to the end of the Initial Period upon at least 180 days prior written notice to BISYS, and the termination shall be effective provided that:

		(i)	Client pays BISYS for all Services provided through the effective termination date on the terms provided in this Addendum, including pass-through charges (excluding any early termination charges);
and

(ii) Client pays BISYS for any Deconversion assistance in accordance with Paragraph 9(B); and

(iii) All payments must be made before the delivery of Client Files.

	3.3	For purposes of this Paragraph, if the BISYS System is not available due to reasons beyond BISYS' reasonable control, including without limitation, destruction of equipment, communication line failure, fire, acts of God or acts of governmental or judicial authority then any incident resulting from the unavailability of the BISYS System for the reasons set forth in this sentence shall not be included in the number of Service Incidents for purposes of determining if Client has the opportunity to terminate this Agreement in accordance with Paragraph 3.2(a) above.

4.	Nondisclosure of Terms. Neither BISYS nor Client shall (except to persons acting on behalf of such party) disclose, and neither party shall permit any of its employees or other persons who act or acted in its behalf to disclose, any of the terms and conditions of the Agreement, including without limitation any Addendum or pricing terms, except as may be required by law.

5.	Availability of Services. Paragraph 4.A. of the Agreement is amended by adding, after the words "7:00 A.M. to 5:00 P.M. Saturday", the words "and 10:00 AM to 5:00 PM Sunday".

6.	Further Amendments.

	6.2.1	Paragraph 6 of the Agreement is amended by adding the following sentence at the end of Subparagraph B thereof "BISYS agrees to make commercially reasonable efforts to provide notice to Client of any network outage of which it is aware."

	6.2.2	Paragraph 7 of the Agreement is amended by deleting the word "reasonable" in the second sentence of Subparagraph A and in the first sentence of Subparagraph B, and inserting in each location, in lieu thereof, the words, "reasonably adequate".

	6.2.3	Paragraph 7 of the Agreement is further amended by adding the words "Client," to third sentence of Subparagraph E after the words, "available at the Data Center for examination by".

	6.2.4	Paragraph 9 of the Agreement is amended by:

		(A)	restating the second sentence of Subparagraph C thereof in its entirety as follows: "All such improvements, enhancements, modifications and updates shall be delivered to Client in a form of computer media, which shall be provided to Client by BISYS and shall be installed by Client, with reasonable installation support to be provided telephonically by BISYS via normal client service channels.";
		(B)	adding, to the end of the first sentence of, the following proviso: "provided, however, that Client may make copies of BISYS documentation for its own purposes only, and such copies must be destroyed or returned to BISYS upon termination of this Agreement."; and

		(C)	deleting, from the third sentence of Subparagraph C, the number "45" and inserting, in lieu thereof, the number "90".

	6.2.5	Paragraph 10(B) is modified by adding after the sentence thereof, the sentence "A copy of BISYS' SAS 70 will be made available to Client at no cost".

	6.2.6	Paragraph 13 is amended by :

		(A)	adding to the first sentence of such paragraph, the words, "responsibility for and" after the words "BISYS has sole"; and

		(B)	adding, at the end of the third sentence of such paragraph, the words ", upon 180 days' prior written notice".

	6.2.7	Paragraph 14 of the Agreement is modified by adding the following sentence at the end thereof: "BISYS will provide Client with evidence of coverage upon receipt of a written request therefor."

	6.2.8	Paragraph 17(A) of the Agreement is modified by restating such subparagraph in its entirety as follows: "BISYS shall make available via the company website (www.bisys.com) copies of The BISYS Group, Inc.'s (BISYS' parent corporation) current audited financial statements no later than sixty (60) days of public filing thereof.

	6.2.9	Paragraph 3(B) of the Agreement is modified by deleting the word "first" in the second sentence thereof, and inserting, in lieu thereof, the word, "second".

	6.2.10	Paragraph 3(D) of the Agreement is modified by inserting in the penultimate sentence, after the words "reimburse BISYS for any and all", the words, "out-of- pocket".

7.	Limitation of Shared Security Subsidy. BISYS agrees to limit any "shared security subsidy" charge incurred pursuant to Paragraph 10(C) to 10% per annum. In the event a change of law or regulation results in Client's equitable share being greater than 10% of Client's average invoice amount over the preceding six calendar months, Client may terminate the Agreement upon 180 days' prior written notice, subject to fulfillment of the conditions set forth in Section 2.5 (a) through 2.5 (d) of this Addendum. Notwithstanding anything to the contrary in this Paragraph 7, BISYS agrees that any "shared security subsidy" charge will be waived for the first twenty four (24) months of the Initial Period.

8.	Option to Transition to In-house Processing. Notwithstanding anything to the contrary set forth herein, Client shall have the one-time option to transition to the Open Solutions, Inc. ("OSI") Complete Banking Solution (the "OSI System") as an in-house data processing system prior to the end of the Initial Period by giving notice of its intent to exercise such option at any time during the forty second (42nd) month following the Initiation Date, and the transition must be commenced no later than the forty eighth (48th) month following the Initiation Date, provided that:

•	The effective date of transition must occur after the 42nd month following the Initiation Date but before the 54th month following the Initiation Date, and will be scheduled at a mutually convenient time subject to the reasonable availability of BISYS and OSI personnel; and

•	Client shall give BISYS at least six (6) months prior written notice of its intention to transition to the OSI System; and

•	Client shall pay BISYS (i) for all Services provided by BISYS through the effective date of transition, including all pass-through charges, and (ii) a pro-rated amount representing all discounts and Processing Credits extended to Client by BISYS throughout the Initial Period until the date of transition to the OSI System; and

•	Client will pay BISYS all deconversion charges in accordance with Paragraph 8(b); and Client shall reimburse BISYS for any reasonable out of pocket expenses incurred by BISYS in connection with the transition to the OSI System, including, without limitation, reasonable travel, lodging and other out-of-pocket expenses; and

•	If Client elects to exercise the migration option, Client shall enter into a direct licensing agreement with OSI for the system prior to the termination of the Services Agreement with BISYS.

Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and continue to be in full force and effect.

This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter. If there is any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement or any prior addendum to this Agreement, the Terms and Conditions of this Addendum shall prevail.

BISYS INFORMATION SOLUTIONS, L.P.		GREATER BUFFALO SAVINGS BANK

By:	/s/ James J. Guidici	By:	/s/ Harold Davis, Jr.

Name:	James J. Guidici	Name:	Harold Davis, Jr.

Title:	Executive Vice President	Title:	Vice President

Date:	10/28/04	Date:	10/28/04

THIS ADDENDUM SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED
OFFICER OF BISYS. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE
AUTHORITY TO BIND BISYS.

Contract No.1922

GREATER BUFFALO SAVINGS BANK

EXHIBIT A SERVICES

Transaction Account Processing (DDA, MMDA, NOW, Commercial DDA, SUPER NOW)

Savings, Time Deposits/Certificates of Deposit

Consumer Loan Processing

Commercial Loan Processing

Mortgage Loan Processing

Construction Loan Processing

Automatic Clearing House Processing (ACH)

Central Information File (CIF)

Pending/Matrix Processing

Year-End Processing (excluding forms production)

Credit Bureau Reporting

Oracle Licenses/Terminal Connection (up to 15 Workstations)

OFAC Support

ACH Processing